Exhibit 99.1

News Release
For immediate release

Christy McElroy
904 598 7616
ChristyMcElroy@regencycenters.com

Regency Centers Releases Annual Corporate Responsibility Report for 2022

JACKSONVILLE, Fla. (May 25, 2023) – Regency Centers Corporation (“Regency” or the “Company”) (Nasdaq:REG) today released its 2022 Corporate Responsibility Report highlighting the Company’s environmental, social, and governance progress and achievements. The report can be found on the Corporate Responsibility page of Regency’s website.

“As Regency commemorates its 60th anniversary this year, I’m extremely proud of our Company’s long track record of embedding best-in-class ESG practices and initiatives into our business for the benefit of our shareholders and other stakeholders,” said Lisa Palmer, President and Chief Executive Officer. “The principles of our corporate responsibility program are embodied throughout our organization, much like our commitment to operational quality and long-term growth."

Regency’s 2022 Corporate Responsibility Report details the Company’s continued commitment to corporate responsibility and transparent ESG-related disclosure. The report also highlights recent awards and recognition, as well as notable progress made within Regency’s four pillars of corporate responsibility:

Our People

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Continued progress on its multi-year diversity, equity, and inclusion (DEI) strategy
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Commitment to the Management Leadership for Tomorrow (MLT) Black Equity Certification Program as the first REIT to receive plan approval
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Expanded ‘Days of Understanding’ by launching open dialogue “Coffee30” sessions
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Included in the Bloomberg Gender-Equality Index

Our Communities

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Together with its employees, contributed approximately $1.5 million to charitable causes
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Employees volunteered 1,800+ hours to local communities
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OuRCommunities, an employee-led giving program, received a record number of proposals
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Recognized among the “Best Places to Work” by the Jacksonville Business Journal

Ethics and Governance

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Continued to refresh the Board of Directors through thoughtful succession planning
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Increased Board gender and ethnically diverse representation in 2023 to 45%
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Achieved the highest score of “1” in ISS’ Environmental and Governance QualityScore categories
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Recognized for the fourth year on Newsweek’s Most Responsible Companies List, ranked top 100

Environmental Stewardship

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Received endorsement by the Science Based Targets initiative (SBTi) for its short-term (2030) greenhouse gas (GHG) emissions reduction target
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Set a long-term (2050) target to achieve net zero emissions
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Exceeded its annual goals for GHG emissions reduction, on-site renewable energy, water, waste management, and electric vehicle charging stations
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Awarded a GRESB Green Star for the eighth consecutive year

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Certain statements in this report may be “forward-looking statements.” These statements are based on the current expectations of Regency Centers and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results, goal achievement or occurrences. Actual results, achievement of goals and financial condition may differ materially from those anticipated or expected from or represented by these statements due to a variety of factors, including, among others, socio-demographic and economic trends, energy prices, technological innovations, climate-related conditions and weather events, legislative and regulatory changes and other unforeseen events or conditions, the potential impacts of climate change on our business and our ability to mitigate them, and the precautionary statements included in Regency Centers’ filings with the Securities and Exchange Commission (SEC). Any forward-looking statements made by or on behalf of Regency Centers speak only as to the date they are made, and Regency Centers does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. In addition, while this report describes potential future events that may be significant, the significance of those potential events should not be read as equating to materiality as the concept is used in Regency Centers’ filings with the SEC.

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